Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the registration statement (No. 333-53137) on Form S-8 of our report dated June 24, 2008 appearing on the annual report Form 11-K of The Andersons, Inc. Retirement Savings Investment Plan for the year ended December 31, 2007.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 24, 2008